                                                     Registration No. 333-
                                                                          ------
   As filed with the Securities and Exchange Commission on December 19, 1996
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549

                            -----------------------

                                    FORM S-8

            Registration Statement Under The Securities Act of 1933

                            -----------------------

                                 BIOFIELD CORP.
             (Exact name of registrant as specified in its charter)

                  Delaware                                                            13-3703450
(State or other jurisdiction of incorporation or                          (I.R.S. Employer Identification No.)
 organization)

                               Kenneth W. Anstey
                     President and Chief Executive Officer
                            1225 Northmeadow Parkway
                                   Suite 120
                             Roswell, Georgia 30076
                                 (770) 740-8180
  (Address, including zip code, and telephone number, including area code, of registrant's principal
                    executive offices and agent for service)

               Biofield Corp. 1992 Employee Stock Incentive Plan
                     Biofield Corp. 1996 Stock Option Plan
        Biofield Corp. 1996 Stock Option Plan for Non-Employee Directors
                          Certain Employment Contracts
                           Certain Option Agreements
                           (Full title of the Plans)

                                    Copy to:
                              Stephen H. Kay, Esq.
                  Squadron, Ellenoff, Plesent & Sheinfeld, LLP
                                551 Fifth Avenue
                            New York, New York 10176
                                 (212) 661-6500

                                             CALCULATION OF REGISTRATION FEE
=======================================================================================================================
                                                                   Proposed             Proposed
                                               Amount              Maximum              Maximum             Amount of
  Title of Securities                           To Be           Offering Price         Aggregate          Registration
  To Be Registered                         Registered (1)       Per Share (2)      Offering Price (2)        Fee (2)
-----------------------------------------------------------------------------------------------------------------------
   Common Stock, par
   value $.001 per share                 147,060 shares (3)        $8.9375              $1,314,348.75         $  398.29
-----------------------------------------------------------------------------------------------------------------------
   Common Stock, par
   value $.001 per share                 500,000 shares (4)        $8.9375              $4,468,750.00         $1,354.17
-----------------------------------------------------------------------------------------------------------------------
   Common Stock, par
   value $.001 per share                 150,000 shares (5)        $8.9375              $1,340,625.00         $  406.25
-----------------------------------------------------------------------------------------------------------------------
   Common Stock, par
   value $.001 per share                 993,205 shares (6)        $8.9375              $8,876,769.69         $2,689.93
-----------------------------------------------------------------------------------------------------------------------
   Common Stock, par
   value $.001 per share                 339,704 shares (7)        $8.9375              $3,036,104.50         $  920.03
=======================================================================================================================

(1) Plus such indeterminate number of shares pursuant to Rule 416 as may be issued in respect of stock splits, stock dividends and similar transactions.

(2) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h) under the Securities Act of 1933 on the average high and low prices for the Common Stock, as reported on the Nasdaq National Market on December 17, 1996.

(3) The number of shares of Common Stock being registered represents the shares of Common Stock that may be issued on the date hereof under the Biofield Corp. 1992 Employee Stock Incentive Plan ("1992 Plan") pursuant to options issued or to be issued under the 1992 Plan.

(4) The number of shares of Common Stock being registered represents the shares of Common Stock that may be issued on the date hereof under the Biofield Corp. 1996 Option Plan ("1996 Plan") pursuant to options issued or to be issued under the 1996 Plan.

(5) The number of shares of Common Stock being registered represents the shares of Common Stock that may be issued on the date hereof under the Biofield Corp. 1996 Stock Option Plan for Non-Employee Directors ("1996 Directors' Stock Plan") pursuant to options issued or to be issued under the 1996 Directors' Stock Plan.

(6) The number of shares of Common Stock being registered represents the shares of Common Stock that may be issued on the date hereof under the Employment Contracts with the following individuals: Kenneth W. Anstey, Bruce Allen Bach, Richard J. Davies, M.D., Mark L. Faupel, Michael R. Gavenchak, D. Carl Long, and Robert Yocher (the "Certain Employment Contracts") pursuant to options issued or to be issued under those Certain Employment Contracts.

(7) The number of shares of Common Stock being registered represents the shares of Common Stock that may be issued on the date hereof under the Option Agreements with the following individuals: James B. Anderson, Carole Baraldi, Burke T. Barrett, Loredana Bologna, Debra A. Dow, Gordon J. Dow, Martin H. Lindenberg, M.D., David M. Long, Jr., M.D., Mario Martinez, Bridgit Chiappetta-Mistretta, Isabel Miner, Seth Nathanson, Oppenheimer & Co., Theodore Pincus, Rosemarie Reinman, Timothy G. Roche, John C. Rodowski, Laura J. Stein, John D. Stephens, Linda Thompson, Estate of Kenneth S. Warren, M.D., and W. Clark Wescoe, M.D. (the "Certain Option Agreements") pursuant to options issued or to be issued under those Certain Option Agreements.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

         The document(s) containing information specified by Part I of this Form S-8 Registration Statement (the "Registration Statement") has been or will be sent or given to participants in the Plans as specified in Rule 428(b)(1) promulgated by the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933 (the "Securities Act"). Such document(s) are not being filed with the Commission but constitute (along with the documents incorporated by reference into the Registration Statement pursuant to Item 3 of
Part II hereof) a prospectus that meets the requirements of Section 10(a) of the Securities Act.

                                EXPLANATORY NOTE

         This Registration Statement includes a Prospectus, prepared in accordance with the requirements of Form S-3, which, pursuant to General Instruction C of Form S-8, may be used for (i) the offer and sale by certain officers and directors of the Company who may be deemed to be "affiliates" of the Company, as that term is defined in Rule 405 under the Securities Act, of securities registered hereunder and (ii) reoffers and resales by certain participants in the Plans of shares of Common Stock, which shares are "restricted securities" as defined in Rule 144 under the Securities Act, issued upon the exercise of the Options (as defined below).

                                 BIOFIELD CORP.

                    COMMON STOCK (PAR VALUE $.001 PER SHARE)

UP TO 147,060 SHARES OF COMMON STOCK UNDER BIOFIELD CORP. 1992 EMPLOYEE STOCK INCENTIVE PLAN

UP TO 500,000 SHARES OF COMMON STOCK UNDER BIOFIELD CORP. 1996 STOCK OPTION
PLAN

UP TO 150,000 SHARES OF COMMON STOCK UNDER BIOFIELD CORP. STOCK OPTION PLAN FOR NON-EMPLOYEE DIRECTORS

UP TO 993,205 SHARES OF COMMON STOCK UNDER CERTAIN EMPLOYMENT CONTRACTS

                                      AND

UP TO 339,704 SHARES OF COMMON STOCK UNDER CERTAIN OPTION AGREEMENTS

         This Prospectus relates to (i) offers and sales of shares of Common Stock, par value $.001 per share (the "Common Stock"), of Biofield Corp., a Delaware corporation (the "Company"), that have been or will be acquired by certain officers and directors (the "Management Selling Security-Holders") who may be deemed to be "affiliates" of the Company, as defined in Rule 405 under the Securities Act of 1933 (the "Securities Act"), upon exercise of options (the "Options") granted pursuant to the (a) Biofield Corp. 1992 Employee Stock Incentive Plan (the "1992 Plan"); (b) Biofield Corp. 1996 Stock Option Plan (the "1996 Plan"); (c) Biofield Corp. 1996 Stock Option Plan for Non-Employee Directors (the "1996 Directors' Stock Plan"); (d) Employment Contracts with the following individuals: Kenneth W. Anstey, Bruce Allen Bach, Richard J. Davies, M.D., Mark L. Faupel, Michael R. Gavenchak, D. Carl Long and Robert Yocher (the "Certain Employment Contracts"); and (e) Option Agreements with the following individuals: James B. Anderson, Carole Baraldi, Burke T. Barrett, Loredana Bologna, Debra A. Dow, Gordon J. Dow, Martin H. Lindenberg, M.D., David M. Long, Jr., M.D., Mario Martinez, Bridgit Chiappetta-Mistretta, Isabel Miner, Seth Nathanson, Oppenheimer & Co., Theodore Pincus, Rosemarie Reinman, Timothy
G. Roche, John C. Rodowski, Laura J. Stein, John D. Stephens, Linda Thompson, Estate of Kenneth S. Warren, M.D. and W. Clark Wescoe, M.D. (the "Certain Option Agreements" and collectively, with the 1992 Plan, the 1996 Plan, the 1996 Directors' Stock Plan and the Certain Employment Contracts, the "Plans") and (ii) reoffers and resales by certain participants (the "Plan Selling Security-Holders", and together with the Management Selling Security-Holders, the "Selling Security-Holders") in the Plans of shares of Common Stock, which shares are "restricted securities" as defined in Rule 144 under the Securities Act, issued upon the exercise of Options granted pursuant to the Plans.

         The Common Stock is quoted on the Nasdaq National Market(R) (the "Nasdaq National Market") under the symbol "BZET." The closing sales price for the Common Stock on December 17, 1996 was $9.00 per share.

         Shares covered by this Prospectus may be offered and sold from time to time directly by the Selling Security- Holders or through brokers on the Nasdaq National Market or otherwise at the prices prevailing at the time of such sales. No specified brokers or dealers have been designated by the Selling Security-Holders, and no agreement has been entered into in respect of brokerage commissions or for the exclusive or coordinated sale of any securities which may be offered pursuant to this Prospectus. The net proceeds to the Selling Security-Holders will be the proceeds received by them upon such sales, less brokerage commissions, if any. The Company will pay all expenses of preparing and reproducing this Prospectus, but will not receive any of the proceeds from sales by any of the Selling Security-Holders. The Selling Security-Holders, and any broker-dealers, agents, or underwriters through whom the Shares are sold, may be deemed "underwriters" within the meaning of the Securities Act with respect to securities offered by them, and any profits realized or commissions received by them may be deemed underwriting compensation. See "Plan of Distribution."

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION, NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

  THE COMMON STOCK OFFERED HEREBY INVOLVES A SUBSTANTIAL DEGREE OF RISK. SEE
                                "RISK FACTORS."

         No dealer, salesman, or any other person has been authorized to give any information or to make any representation other than as contained or incorporated by reference herein and, if given or made, such information or representation must not be relied upon as having been authorized by the Company. This Prospectus does not constitute an offer to sell or a solicitation of an offer to buy securities by anyone in any jurisdiction in which such offering may not lawfully be made. Neither the delivery of this Prospectus nor any sale made hereunder shall, under any circumstances, create any implication that there has been no change in the affairs of the Company or the information herein since the date hereof. See "Risk Factors."

                   -----------------------------------------

                The date of this Prospectus is December 19, 1996

                             AVAILABLE INFORMATION

         The Company has filed with the Securities and Exchange Commission (the "Commission"), 450 Fifth Street, N.W., Washington, D.C. 20549, a Registration Statement (the "Registration Statement") under the Securities Act with respect to the offering and sale from time to time of the Shares. This Prospectus does not contain all the information set forth in the Registration Statement and the exhibits thereto, as permitted by the rules and regulations of the Commission. For further information, reference is made to the Registration Statement and to the exhibits filed therewith. Statements contained in this Prospectus as to the contents of any contract or other document which has been filed or incorporated by reference as an exhibit to the Registration Statement are qualified in their entirety by reference to such exhibits for a complete statement of their terms and conditions. Additionally, the Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and, in accordance therewith, files reports, proxy statements, and other information statements with the Commission. Copies of such materials may be inspected without charge at the offices of the Commission, and copies of all or any part thereof may be obtained from the Commission's public reference facilities at 450 Fifth Street, N.W., Washington D.C. 20549 or at the regional offices of the Commission located at 7 World Trade Center, New York, New York 10048 and 500 West Madison Street, Suite 1400, Chicago, Illinois 60661, upon payment of the fees prescribed by the Commission. In addition, the Common Stock is quoted on the Nasdaq National Market. The Commission maintains a Worldwide Web site on the Internet at http://www.sec.gov that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission. Reports and other information concerning the Company may be inspected at the offices of the National Association of Securities Dealers, Inc., 1735 K Street, N.W., Washington, D.C. 20006.


                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

         Incorporated herein by reference and made a part of this Prospectus are the following: (1) the Company's Prospectus dated March 19, 1996 filed with the Commission pursuant to Rule 424(b) under the Securities Act; (2) the Company's Quarterly Report on Form 10-Q for the three months ended March 31, 1996; (3) the Company's Quarterly Report on Form 10-Q for the three months ended June 30, 1996; (4) the Company's Quarterly Report on Form 10-Q for the three months ended September 30, 1996; (5) the Company's Current Report on Form 8-K dated July 3, 1996, and (6) the description of the Common Stock, which is registered under Section 12 of the Exchange Act, contained in the Company's Registration Statement on Form 8-A filed with the Commission on February 26, 1996. All documents subsequently filed by the Company with the Commission pursuant to Section 13(a), 13(c), 14, or 15(d) of the Exchange Act after the date of this Prospectus and prior to the termination of the offering made hereby will be deemed to be incorporated by reference into this Prospectus and to be a part hereof from the respective dates of filing of such documents. Any statement contained in any document incorporated by reference shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus. All information appearing in this Prospectus is qualified in its entirety by the information and financial statements (including notes thereto) appearing in the documents incorporated herein by reference, except to the extent set forth in the immediately preceding statement.

         The Company will provide without charge to each person who receives a prospectus, upon written or oral request of such person, a copy of the information that is incorporated by reference herein (not including exhibits to the information that is incorporated by reference herein). Requests for such information should be directed to: Biofield Corp., 1225 Northmeadow Parkway, Suite 120, Roswell, Georgia 30076 Attention: Secretary. The Company's telephone number is: (770) 740-8180.

                               PROSPECTUS SUMMARY

         The following summary is qualified in its entirety by reference to the more detailed information and the financial statements and the related notes appearing elsewhere in this Prospectus or incorporated herein by reference. Each prospective investor is urged to read this Prospectus in its entirety. Investment in the securities offered hereby involves a high degree of risk.
See "Risk Factors."

                                  THE COMPANY

         Biofield Corp. ("Biofield" or the "Company") is a medical technology company that has developed an innovative system for detecting breast cancer through the skin in a non-invasive and objective procedure. Biofield's system employs unique, single-use sensors and a measurement device to detect and analyze changes in cellular electrical charge distributions associated with the development of epithelial cancers, such as breast cancer. The Company completed enrollment of its double-blinded U.S. Multi-center Study of Biofield's proposed breast cancer diagnostic product, the ALEXA(TM) 1000 System, earlier this year and is in the process of conducting an analysis of the study results. The Company must apply for and receive pre-market approval from the U.S. Food and Drug Administration (the "FDA") before the ALEXA(TM) 1000 System can be distributed commercially in the United States. The Company is also developing a breast cancer screening system which is an enhancement of the ALEXA(TM) 1000 System. In addition, preclinical research provides support for the further development of the Company's patented core technology for the detection of other cancers, including cancer of the ovaries, skin, prostate and colon.
There can be no assurance that the Company will receive FDA approval for, or be successful in developing or marketing, a breast cancer screening system or application of the Company's technology for detection of other cancers.

         The Company was incorporated under the laws of New York in 1987 and on December 31, 1992, it changed its state of incorporation to Delaware by merging with and into a wholly-owned Delaware subsidiary. The Company completed its initial public offering (the "IPO") in March 1996. The Company received net proceeds of approximately $18.0 million from the IPO. The Company's principal offices are located at 1225 Northmeadow Parkway, Suite 120, Roswell, Georgia 30076, and its telephone number is (770) 740-8180.

                                  RISK FACTORS

         This Prospectus contains "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. All such forward-looking statements involve known and unknown risks and uncertainties or other factors which may cause actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Factors that might cause such a difference, include, without limitation, the Company's limited operating history and anticipated future losses, uncertainties relating to the Company's future profitability and ability to meet its capital needs, product development, FDA approval, government regulation, competition, market acceptance and the other risks set forth below. Prospective investors should carefully consider the specific risk factors set forth below, as well as the other information included in this Prospectus and in the documents incorporated herein by reference. In addition to statements which explicitly describe such risks and uncertainties, investors are urged to consider statements labeled with the terms "believes", "belief", "expects", "plans", or "anticipates" to be uncertain and forward looking.

         LIMITED OPERATING HISTORY; CONTINUING OPERATING LOSSES. The Company has a limited history of operations. Since its inception in October 1987, the Company has engaged principally in the development of the ALEXA(TM) 1000 System. The Company currently has no source of operating revenue and has incurred net operating losses since its inception. At September 30, 1996, the Company had an accumulated deficit of $32,798,138. Such losses have resulted principally from costs incurred in research and development and clinical trials and from general and administrative costs associated with the Company's operations. The Company expects operating losses will increase for at least the next several years as total costs and expenses continue to increase due principally to the anticipated commercialization of the ALEXA(TM) 1000 System, development of, and clinical trials for, the proposed Biofield Screening System and other research and development activities.

         UNCERTAINTIES AS TO FUTURE PROFITABILITY. The Company's ability to achieve profitability will depend in part on its ability to obtain regulatory approvals for its proposed products and to develop the capacity to manufacture and market any approved products either by itself or in collaboration with others. There can be no assurance if or when the Company will receive required regulatory approvals for the development and commercial manufacturing and marketing of its proposed products, or achieve profitability. Accordingly, the extent of future losses and the time required to achieve profitability are highly uncertain.

         EARLY STAGE OF PRODUCT DEVELOPMENT. The Company's proposed products and future product development efforts are at an early stage. Accordingly, there can be no assurance that any of the Company's proposed products: will be found to be safe and effective, otherwise meet applicable regulatory standards or receive necessary regulatory clearance; if safe and effective, can be developed into commercially viable products, can be manufactured on a large scale or will be economical to market; or will achieve or sustain market acceptance. There is, therefore, substantial risk that the Company's product development efforts will not prove to be successful.

         DEPENDENCE ON RESULTS OF U.S. MULTI-CENTER STUDY AND PRE-MARKET APPROVAL. Under the provisions of the Federal Food, Drug and Cosmetic Act (the "FDC Act"), the Company must obtain pre-market approval from the FDA prior to commercial use in the United States of the proposed ALEXA(TM) 1000 System, the proposed Biofield Screening System and any other products which the Company may develop. There can be no assurance if or when the Company will receive any such clearances or approvals. Obtaining FDA pre-market approval may impose costly requirements on the Company and may delay for a considerable period of time, or prevent, the commercialization of the ALEXA(TM) 1000 System, the Biofield Screening System and any other products that the Company may develop.

         The Company will be materially dependent upon the results of the U.S. Multi-center Study for its pre-market approval ("PMA") application and proposed market launch of the ALEXA(TM) 1000 System in the United States. Notwithstanding the completion of the U.S. Multi-center Study, there can be no assurance that further clinical studies will not be needed for the ALEXA(TM) 1000 System or any such clinical trials will lead to FDA approval of the ALEXA(TM) 1000 System. There can be no assurance that results obtained in the U.S. Multi-center Study or any other study that may be conducted by the Company will be consistent with the results obtained in earlier clinical studies. Adverse or inconclusive clinical trial results concerning the ALEXA(TM) 1000 System could significantly delay or prevent the filing with the FDA for marketing approval or result in a filing for a narrower indication. In addition, the timing of the approval, if granted, is not within the Company's control and any such delay could have a material adverse effect on the Company. The FDA may reject or invalidate, in whole or in part, any of the clinical data obtained in the U.S. Multi-center Study and submitted by the Company in support of its PMA application. In such event, it may be necessary for the Company to contra-indicate its products for certain uses or conduct additional clinical trials prior to receiving FDA approval. There can be no assurance that the FDA or other regulatory approval for any product developed by the Company will be granted on a timely basis, or at all. Failure to obtain FDA approval to market the ALEXA(TM) 1000 System would have a material adverse effect on the Company's business, financial condition and results of operations.

         DEPENDENCE ON MARKET ACCEPTANCE. There can be no assurance that physicians or the medical community in general will accept and utilize the ALEXA(TM) 1000 System or any other products developed by the Company. The extent that, and rate at which, the ALEXA(TM) 1000 System achieves market acceptance and penetration will depend on many variables including, but not limited to, the establishment and demonstration in the medical community of the clinical safety, efficacy and cost-effectiveness of the ALEXA(TM) 1000 System, the advantages of the ALEXA(TM) 1000 System over existing technology and cancer detection methods, third-party reimbursement practices and the Company's manufacturing quality control, marketing and sales efforts. Similar risks will confront the Biofield Screening System and other products developed by the Company in the future. Failure of the Company's products to gain market acceptance would have a material adverse effect on the Company's business, financial condition and results of operations.

         DEPENDENCE ON THIRD PARTIES. The Company has used certain third parties to manufacture and deliver the ALEXA(TM) 1000 Diagnostic Devices, the Biofield Screening Devices and ALEXA(TM) 1000 sensors used in clinical studies, and intends to continue to use third parties to manufacture and deliver such products and any other products which the Company may seek to develop. Such third parties must adhere to the current Good Manufacturing Practices ("GMP") regulations enforced by the FDA through its facilities inspection program and such third-parties facilities must pass a plant inspection before the FDA will grant pre-market approval of the Company's products. There can be no assurance that the third-party manufacturers on which the Company depends for the manufacture of the ALEXA(TM) 1000 System will be able to come into compliance with the GMP regulations at the time of the preapproval inspection or to maintain such compliance. Such failure could significantly delay FDA approval of the PMA application for the ALEXA(TM) 1000 System, and such delay would have a material adverse effect on the Company's business, financial condition and results of operations.

         The qualification of additional or replacement suppliers for certain components or services is a lengthy process. If the Company encounters delays or difficulties with its third-party suppliers in producing, packaging or distributing its products, market introduction and subsequent sales of such products would be adversely affected. The Company also may have to seek alternative sources of supply. In such case, there can be no assurance that the Company will be able to enter into alterative supply arrangements at commercially acceptable rates, if at all. If the Company is unable to obtain or retain qualified third-party manufacturers on commercially acceptable terms, it may not be able to commercialize its products as planned. The Company's dependence upon third parties for the manufacture of its products may adversely affect the Company's profit margins and its ability to develop and deliver its products on a timely and competitive basis.

         LIMITED MANUFACTURING HISTORY. The Company does not have any manufacturing or production facilities or experience in manufacturing or contracting for the manufacturing of its proposed products in the volumes that will be necessary for the Company to achieve significant commercial sales in the event it obtains regulatory approval to market its products. While the Company does not currently manufacture any of its products, it may choose to do so in the future. The Company has no experience in the manufacture of medical products for clinical trials or commercial purposes. Should the Company manufacture its products, the Company's manufacturing facilities would be subject to the full range of GMP regulations and similar risks of delay or difficulty in manufacturing and the Company would require substantial additional capital to establish such manufacturing facilities. In addition, there can be no assurance that the Company would be able to manufacture any such products successfully or cost-effectively.

         LIMITED MARKETING AND SALES CAPABILITY. The Company has limited internal marketing and sales resources and personnel. In order to market any products it may develop, the Company will have to develop a marketing and sales force with technical expertise and distribution capability. There can be no assurance that the Company will be able to establish sales and distribution capabilities or that the Company will be successful in gaining market acceptance for any products it may develop. The Company intends to pursue one or more distribution arrangements in the United States, Europe and Asia with strategic marketing partners who have established marketing capabilities.
There can be no assurance that the Company, either on its own or through arrangements with others, will be able to enter into such arrangements on acceptable terms, if at all. To the extent that the Company arranges with third parties to market its products, the success of such products may depend on the efforts of such third parties. There can be no assurance that any of the Company's proposed marketing schedules or plans can or will be met.

         UNCERTAIN ABILITY TO PROTECT PATENT AND PROPRIETARY TECHNOLOGY AND INFORMATION. The Company's ability to compete effectively in the medical products industry will depend on its success in protecting its proprietary technology, both in the United States and abroad. The patent positions of medical products companies generally involve complex legal and factual questions. The Company's proprietary products and technology are covered by eight U.S. patents owned by the Company, and additional applications pending with the United States Patent and Trademark Office ("PTO"). The Company has filed, and intends to continue to file, patent applications in certain foreign jurisdictions covering the patent claims that are the subject of U.S. patents and patent applications. There can be no assurance that the PTO or foreign jurisdictions will grant the Company's pending patent applications or that the Company will obtain any patents or other protection for which it has applied. There can be no assurance that patents issued to or licensed by or to the Company will not be challenged, invalidated or circumvented, or that the rights granted thereunder will provide any competitive advantage. The Company could incur substantial costs in defending any patent infringement suits or in asserting any patent rights, including those granted by third parties.

         Although the Company has entered into confidentiality and invention agreements with its employees and consultants, there can be no assurance that such agreements will be honored or that the Company will be able to protect its rights to its unpatented trade secrets and know-how effectively. Moreover, there can be no assurance that others will not independently develop substantially equivalent proprietary information and techniques or otherwise gain access to the Company's trade secrets and know-how. In addition, the Company may be required to obtain licenses to patents or other proprietary rights from third parties. There can be no assurance that any licenses required under any patents or proprietary rights would be made available on acceptable terms, if at all. If the Company does not obtain required licenses, it could encounter delays in product development or find that the development, manufacture or sale of products requiring such licenses could be foreclosed. Additionally, the Company may, from time to time, support and collaborate in research conducted by universities and governmental research organizations. There can be no assurance that the Company will have or be able to acquire exclusive rights to the inventions or technical information derived from such collaborations or that disputes will not arise with respect to rights in derivative or related research programs conducted by the Company or such collaborators.

         LIMITATION ON THIRD-PARTY REIMBURSEMENT. In the United States, suppliers of health care products and services are greatly affected by Medicare, Medicaid and other government insurance programs, as well as by private insurance reimbursement programs. Third-party payors (Medicare, Medicaid, private health insurance companies and other organizations) may affect the pricing or relative attractiveness of the Company's products by regulating the level of reimbursement provided by such payors to the physicians and clinics utilizing the ALEXA(TM) 1000 System or any other products that the Company may develop or by refusing reimbursement. If examinations utilizing the Company's products were not reimbursed under these programs, the Company's ability to sell its products may be materially adversely affected. There can be no assurance that third-party payors will provide reimbursement for use of the Company's products.

         In international markets, reimbursement by private third-party medical insurance providers, including governmental insurers and independent providers, varies from country to country. In certain countries, the Company's ability to achieve significant market penetration may depend upon the availability of third-party governmental reimbursement. Revenues and profitability of medical device companies may be affected by the continuing efforts of governmental and third-party payors to contain or reduce the costs of health care through various means.

         UNCERTAINTIES REGARDING HEALTH CARE REFORM. Several states and the U.S. government are investigating a variety of alternatives to reform the health care delivery system and further reduce and control health care spending. These reform efforts include proposals to limit spending on health care items and services, limit coverage for new technology and limit or control the price health care providers and drug and device manufacturers may charge for their services and products, respectively. If adopted and implemented, such reforms could have a material adverse effect on the Company's business, financial condition and results of operations.

         UNCERTAIN ABILITY TO MEET CAPITAL NEEDS. The Company will require substantial additional funds for its research and development programs, preclinical and clinical testing, operating expenses, regulatory processes and manufacturing and marketing programs. The Company's capital requirements will depend on numerous factors, including the progress of its research and development programs, results of preclinical and clinical testing, the time and cost involved in obtaining regulatory approvals, the cost of filing, prosecuting, defending and enforcing any patent claims and other intellectual property rights, competing technological and market developments, developments and changes in the Company's existing research, licensing and other relationships and the terms of any new collaborative, licensing and other arrangements that the Company may establish. Moreover, the Company's fixed commitments, including salaries and fees for current employees and consultants, rent, payments under license agreements and other contractual commitments are substantial and are likely to increase as additional agreements are entered into and additional personnel are retained. The Company believes that its available cash, cash equivalents, investment securities and investment income, will be sufficient to fund the Company's operations approximately until the end of the calendar year 1997. However, the Company's cash requirements may vary materially from those now planned due to the progress of research and development programs, results of clinical testing, relationships with strategic partners, if any, changes in the focus and direction of the Company's research and development programs, competitive and technological advances, the FDA and foreign regulatory processes and other factors.

         The Company may raise substantial additional capital to fund its future operations through public or private financings or collaborative, licensing or other arrangements with corporate partners. If additional funds are raised by issuing equity securities, further dilution to existing stockholders will result and future investors may be granted rights superior to those of existing stockholders. There can be no assurance, however, that additional financing will be available when needed, or if available, will be available on acceptable terms. Insufficient funds may prevent the Company from implementing its business strategy or may require the Company to delay, scale back or eliminate certain of its research and product development programs or to license to third parties rights to commercialize products or technologies that the Company would otherwise seek to develop itself.

         DEPENDENCE ON QUALIFIED PERSONNEL. Due to the specialized scientific nature of the Company's business, the Company is highly dependent upon its ability to attract and retain qualified scientific, technical and managerial personnel. The loss of the services of existing personnel as well as the failure to recruit key scientific, technical and managerial personnel in a timely manner would be detrimental to the Company's research and development programs and to its business. The Company's anticipated growth and expansion into areas and activities requiring additional expertise, such as marketing will require the addition of new management personnel. Competition for qualified personnel is intense and there can be no assurance that the Company will be able to continue to attract and retain qualified personnel necessary for the development of its business.

         COMPETITION. The market in which the Company intends to participate is highly competitive. Many of the companies in the cancer diagnostic and screening markets have substantially greater technological, financial, research and development, manufacturing, human and marketing resources and experience than the Company. Such companies may succeed in developing products that are more effective or less costly than the Company's products or such companies may be more successful in manufacturing and marketing their products than the Company. Physicians using imaging equipment such as x-ray mammography equipment, ultrasound or high frequency ultrasound systems, Magnetic Resonance Imaging ("MRI") systems, stereotactic needle biopsy and thermography, diaphonography and transilluminational devices may not use the Company's products. Currently, mammography is employed widely and the Company's ability to sell the ALEXA(TM) 1000 System to medical facilities will, in part, be dependent on the Company's ability to demonstrate the clinical utility of the ALEXA(TM) 1000 System as an adjunct to mammography and physical examination and its advantages over other available diagnostic tests.

         RISK OF TECHNOLOGICAL OBSOLESCENCE. Methods for the detection of cancer are subject to rapid technological innovation and there can be no assurance that technological changes will not render the Company's proposed products obsolete. There can be no assurance that the development of new types of diagnostic medical equipment or technology will not have a material adverse effect on the marketability of the ALEXA(TM) 1000 System or any other products developed by the Company. Commercial availability of such products could render the Company's products obsolete, which would have a material adverse effect on the Company's business, financial condition and results of operations.

         RELIANCE ON INTERNATIONAL SALES. The Company intends to commence commercial sales of the ALEXA(TM) 1000 System in Europe prior to commencing commercial sales in the United States, where sales cannot occur unless and until the Company receives pre-market approval from the FDA. Thus, until the Company receives approval from the FDA to market the ALEXA(TM) 1000 System, as to which there can be no assurance, the Company s revenues, if any, will be derived from sales to international distributors. A significant portion of the Company's revenues, therefore, may be subject to the risks associated with international sales, including economic or political instability, shipping delays, fluctuations in foreign currency exchange rates, foreign regulatory requirements and various trade restrictions, all of which could have a significant impact on the Company's ability to deliver products on a competitive and timely basis. Future imposition of, or significant increases in the level of, customs duties, export quotas or other trade restrictions could have a material adverse effect on the Company's business, financial condition and results of operation. The regulation of medical devices, particularly in Europe, continues to develop and there can be no assurance that new laws or regulations will not have an adverse effect on the Company.

         GOVERNMENT REGULATION; NO ASSURANCE OF REGULATORY APPROVALS. The manufacture and sale of medical devices, including the ALEXA(TM) 1000 System, the Biofield Screening System, and any other products are subject to extensive regulation by numerous governmental authorities in the United States, principally the FDA and corresponding state agencies, and in other countries. In the United States, the Company's products are regulated as medical devices and are subject to the FDA's pre-market clearance or approval requirements. Securing FDA clearances and approvals may require the submission of extensive clinical data and supporting information to the FDA. There can be no assurance that the U.S. Multi-center Study will provide sufficient data to support a PMA application for the ALEXA(TM) 1000 System. Nor can there be any assurance that the FDA will not require the Company to conduct additional clinical trials for the ALEXA(TM) 1000 System. The process of obtaining FDA and other required regulatory approvals is lengthy, expensive and uncertain and frequently requires from one to several years from the date of the FDA submission, if pre-market approval is obtained at all. Although the FDA granted Expedited Review status to the ALEXA(TM) 1000 System in November 1994, there can be no assurance that such status will be maintained or result in timely approval of the ALEXA(TM) 1000 System, if at all. Failure to obtain FDA approval to market the ALEXA(TM) 1000 System would have a material adverse effect on the Company's business, financial condition and results of operations.

         Sales of medical devices outside of the United States are subject to international regulatory requirements that vary from country to country. The time required to obtain approval for sale internationally may be longer or shorter than that required for FDA approval and the requirements may differ. In Europe, the Company will be required to obtain the certifications necessary to enable the "CE" mark to be affixed to the Company's products by mid-1998 in order to conduct sales in member countries of the European Union. The Company has not obtained such certifications, and there can be no assurance that it will be able to do so in a timely manner, or at all. In addition, unless and until the Company receives pre-market approval from the FDA for commencing commercial distribution in the United States, FDA approval will also be required before the Company can directly export the ALEXA(TM) 1000 System to countries outside the United States. There can be no assurance that any such approvals will be obtained on a timely basis, or at all.

         Regulatory approvals, if granted, may include significant limitations on the indicated uses for which the product may be marketed. In addition, to obtain such approvals, the FDA and certain foreign regulatory authorities may impose numerous other requirements with which medical device manufacturers must comply. FDA enforcement policy strictly prohibits the marketing of approved medical devices for unapproved uses. Product approvals could be withdrawn for failure to comply with regulatory standards or the occurrence of unforeseen problems following initial marketing. The third-party manufacturers upon which the Company depends to manufacture its products are required to adhere to applicable FDA regulations regarding GMPs and similar regulations in other countries, which include testing, control and documentation requirements. Ongoing compliance with GMP regulations and other applicable regulatory requirements will be monitored by periodic inspection by the FDA and by comparable agencies in other countries. Failure to comply with applicable regulatory requirements, including marketing or promoting products for unapproved use, could result in, among other things, warning letters, fines, injunctions, civil penalties, recall or seizure of products, total or partial suspension of production, refusal of the government to grant pre-market clearance or approval for devices, withdrawal of approvals and criminal prosecution. Changes in existing regulations or adoption of new governmental regulations or policies could prevent or delay regulatory approval of the Company's products. Certain material changes to medical devices also are subject to FDA review and clearance or approval.

         There can be no assurance that the Company will be able to obtain FDA approval of a PMA application for the ALEXA(TM) 1000 System or regulatory approvals or clearances for other products that the Company may develop on a timely basis, or at all, and delays in receipt of or failure to obtain such approvals or clearances the loss of previously obtained approvals, or failure to comply with existing or future regulatory requirement would have a material adverse effect on the Company's business, financial condition and results of operations.

         POTENTIAL PRODUCT LIABILITY. The Company's business exposes it to potential product liability risks which are inherent in the testing, manufacturing and marketing of cancer detection products. Significant litigation, not involving the Company, has occurred in the past based on allegations of false negative diagnoses of cancer. While the ALEXA(TM) 1000 System does not purport to diagnose any patient, there can be no assurance that the Company will not be subjected to future claims and potential liability. The Company maintains insurance against product liability and defense costs in the amount of $5 million per occurrence and $5 million in the aggregate. There can be no assurance that claims against the Company arising with respect to its products will be successfully defended or that the insurance carried by the Company will be sufficient to cover liabilities arising from such claims. A successful claim against the Company in excess of the Company's insurance coverage could have a material adverse effect on the Company. Furthermore, there can be no assurance that the Company will be able to continue to obtain or maintain product liability insurance on acceptable terms.

         POTENTIAL ENVIRONMENTAL LIABILITY. A portion of the Company's manufacturing processes involves the controlled use of potentially hazardous materials. The Company may in the future become subject to stringent federal, state and local laws, rules, regulations and policies governing the use, generation, manufacture, storage, air emission, effluent discharge, handling and disposal of such materials. There can be no assurance that the Company will not incur significant future costs to comply with environmental laws, rules, regulations and policies, or that the business, financial position or results of operations of the Company will not be materially and adversely affected by current or future environmental laws, rules, regulations and policies or by any releases or discharges of hazardous materials.

         AVAILABILITY OF PREFERRED STOCK FOR ISSUANCE. In addition to its authorized shares of Common Stock, the Company's Fourth Amended and Restated Certificate of Incorporation, as amended, authorizes the issuance of up to 2,000,000 shares of preferred stock. The Board of Directors of the Company may at any time determine to issue shares of preferred stock with the rights and preferences to be set by the Board of Directors in its sole discretion. The rights and preferences of any such preferred stock may be superior to those of the Common Stock and thus may adversely affect the rights of the holders of Common Stock.

         POSSIBLE ANTI-TAKEOVER EFFECTS OF DELAWARE LAW. The Company is subject to the provisions of Section 203 of the General Corporation Law of the State of Delaware. In general, Section 203 prohibits a publicly held Delaware corporation from engaging in a "business combination" with an "interested stockholder" for a period of three years after the date of the transaction in which the person becomes an interested stockholder, unless the business combination is approved in a prescribed manner or unless the interested stockholder acquires at least 85% of the corporation's voting stock (excluding shares held by certain designated stockholders) in the transaction in which it becomes an interested stockholder. A "business combination" includes mergers, asset sales and other transactions resulting in a financial benefit to the interested stockholder. Subject to certain exceptions, an "interested stockholder is a person who, together with affiliates and associates, owns, or within the previous three years did own, 15% or more of the corporation's voting stock. This provision of the Delaware law could delay and make more difficult a business combination even if the business combination would be beneficial, in the short term, to the interests of the Company's stockholders and also could limit the price certain investors might be willing to pay in the future for shares of Common Stock.

         NO DIVIDENDS. The Company has never declared or paid any cash dividends on its capital stock and does not intend to pay any cash dividends in the foreseeable future.

                                USE OF PROCEEDS

         The Company will not receive any proceeds from the sale of the shares of Common Stock offered by the Selling Security-Holders hereby. All such proceeds will be received by the Selling Security-Holders.

                            SELLING SECURITY-HOLDERS

         The address of each Selling Security-Holder is Biofield Corp., 1225 Northmeadow Parkway, Suite 120, Roswell, Georgia 30076. The following table sets forth the name and principal position(s) over the past three years with the Company of each of the Selling Security-Holders and (a) the number of shares of Common Stock each Selling Security-Holder beneficially owned as of December 11, 1996; (b) the number of shares of Common Stock available to be acquired by each Selling Security-Holder pursuant to the Plans being registered hereby, some or all of which shares may be sold pursuant to this Prospectus; and (c) the number of shares of Common Stock and the percentage, if 1% or more, of the total class of Common Stock outstanding to be beneficially owned by each Selling Security-Holder following this offering, assuming the sale pursuant to this offering of all Common Stock acquired by such Selling Security-Holder pursuant to the Plans and registered hereby. There is no assurance, however, that any of the Selling Security-Holders will sell any or all of the shares of Common Stock offered by them hereunder.


                                                                                                           Number of Shares
                                                                                                           of Common Stock
                               Position with               Number of Shares       Number of Shares        Beneficially owned
 Selling                       -------- ----               of Common Stock         of Common Stock       after this Offering
 Security-Holders              Company                    Beneficially Owned     Offered Hereby (1)       Number     Percent
 ----------------              -------                    ------------ -----     ------- ------ ---       ------     -------
 Kenneth W. Anstey             President, Chief                   81,698               277,269 (2)          -            *
                               Executive Officer and
                               Director

 Michael R. Gavenchak          Executive Vice                     60,049                62,500 (3)          -            *
                               President, General
                               Counsel, Secretary and
                               Treasurer

 Mark L. Faupel, Ph.D.         Vice President,                   141,677               168,138 (4)         500           *
                               Director of Science

 Robert E. Yocher              Vice President,                    66,177                68,628 (5)          -            *
                               Regulatory Affairs and
                               Quality Assurance

 Mario J. Martinez             Vice President,                    22,549                69,019 (6)          -            *
                               Manufacturing and
                               Operations

 Lee R. Cohen                  Vice President,  Sales                  -                50,000 (7)          -            *
                               and Marketing

 Timothy G. Roche              Director of Finance                15,523                17,157 (8)          -            *
                               and Corporate
                               Controller

 C. Leonard Gordon             Chairman of the                 1,021,410 (9)             7,353 (10)     1,016,508      15.8%
                               Board

 D. Carl Long                  Vice Chairman of the              335,787               338,238 (11)         -            *
                               Board

 James B. Anderson, Ph.D.      Director                           18,039                24,706 (12)         -            *

 Joseph H. Gleberman           Director                            3,333                10,000 (13)         -            *

 W. Clark Wescoe, M.D.         Director                           18,039                24,706 (14)         -            *

 Burke T. Barrett              Director of Business               20,425                36,961 (15)         -            *
                               Development

 Michele Morel                 Director of Sales and                   -                20,000 (7)          -            *
                               Marketing

 John D. Stephens              Director of                        58,415                60,049 (16)         -            *
                               Manufacturing

 Linda Thompson                Director of Clinical               12,418                19,608 (17)         -            *
                               and Regulatory Affairs

 Judy Cambell                  Employee                              816                 1,225 (10)         -            *


                                                                                                           Number of Shares
                                                                                                           of Common Stock
                               Position with               Number of Shares       Number of Shares        Beneficially owned
 Selling                       -------- ----               of Common Stock         of Common Stock       after this Offering
 Security-Holders              Company                    Beneficially Owned     Offered Hereby (1)       Number     Percent
 ----------------              -------                    ------------ -----     ------- ------ ---       ------     -------
 Suzanne Courtney              Employee                            1,632                 2,450 (10)         -            *

 Barbara Faherty               Employee                              816                 1,225 (10)         -            *

 Deborah Hampell               Employee                              816                 1,225 (10)         -            *

 Catherine Haskell             Employee                              816                 1,225 (10)         -            *

 Elise Napier                  Employee                              816                 1,225 (10)         -            *

 Seth Nathanson                Employee                           14,706                17,157 (18)         -            *

 Gwen Porter                   Employee                              816                 1,225 (10)         -            *

 Shahid Rafi                   Employee                            1,632                 2,450 (10)         -            *

 Laura J. Stein                Employee                            4,083                 4,901 (19)         -            *

 Tricia Thayer                 Employee                            1,632                 2,450 (10)         -            *

 Karl Zawoy                    Employee                                -                 5,000 (7)          -            *

 Richard Davies, M.D.          Consultant                         58,824                58,824 (20)         -            *

 Debra A. Dow                  Consultant                          4,902                 4,902 (21)         -            *

 Gordon J. Dow                 Consultant                          4,902                 4,902 (21)         -            *

 David M. Long, Jr., M.D.      Consultant                        194,772                24,510 (22)     170,262        2.6%

 Oppenheimer & Co.             Former Director/Consultant          4,902                 4,902 (23)         -            *

 John C. Rodowski              Consultant                         9, 804                 9,804 (24)         -            *

 Isabel Miner                  Former Employee/                   19,498                14,706 (25)       4,792          *
                               Consultant

 Theodore Pincus               Former Chief Financial             14,706                14,706 (25)         -            *
                               Officer/ Consultant

 Bruce Allen Bach              Former President                   49,020                49,020 (26)         -            *

 Carole Baraldi                Former Employee                     9,804                 9,804 (24)         -            *

 Loredana Bologna              Former Employee                     1,470                 1,470 (27)         -            *

 Bridgit Chiappetta-           Former Employee                     1,470                 1,470 (27)         -            *
 Mistretta

 Martin H. Lindenberg, M.D.    Former Vice President              36,274                58,823 (28)         -            *

 Rosemarie Reinman             Former Employee                     1,470                 1,470 (27)         -            *


                                                                                                           Number of Shares
                                                                                                           of Common Stock
                               Position with               Number of Shares       Number of Shares        Beneficially owned
 Selling                       -------- ----               of Common Stock         of Common Stock       after this Offering
 Security-Holders              Company                    Beneficially Owned     Offered Hereby (1)       Number     Percent
 ----------------              -------                    ------------ -----     ------- ------ ---       ------     -------
 Estate of Kenneth S.          Former Consultant                   5,637                 5,637 (29)         -            *
 Warren, M.D.


____________________________
*Less than 1%

(1) Includes shares of Common Stock underlying options which have been granted to such Selling Stockholders, but which may have not yet vested and may not be exercisable within 60 days of the date hereof.

(2) Includes 245,100 shares subject to options issued pursuant to his employment agreement with the Company and up to 32,169 shares subject to options which may be granted pursuant to certain incentive compensation provisions of his employment agreement.

(3) Includes 55,147 shares subject to options issued under his employment agreement with the Company, and 7,353 shares subject to options issued under the 1992 Plan.

(4) Includes 160,785 shares subject to options issued under his employment agreement with the Company, and 7,353 shares subject to options issued under the 1992 Plan.

(5) Includes 61,275 shares subject to options issued under his employment agreement with the Company, and 7,353 shares subject to options issued under the 1992 Plan.

(6) Includes 49,019 shares subject to options issued under a share option agreement and 20,000 shares subject to options issued under the 1996 Plan.

(7)      Includes shares subject to options issued under the 1996 Plan.

(8) Includes 12,255 shares subject to options issued under a share option agreement, and 4,902 shares subject to options issued under the 1992 Plan.

(9) Includes (i) 995,232 shares of Common Stock held of record jointly with Mr. Gordon's wife, (ii) 21,276 shares of Common Stock issuable upon exercise of warrants held of record jointly with Mr. Gordon's wife and (iii) 4,902 shares subject to options issued under the 1992 Plan.

(10)     Includes shares subject to options issued under the 1992 Plan.

(11) Includes 330,885 shares subject to options issued under his employment agreement with the Company, and 7,353 shares subject to options issued under the 1992 Plan.

(12) Dr. Anderson, a director of the Company, is employed by The Travelers Companies, an affiliate of The Travelers Indemnity Company and The Phoenix Insurance Company. Share data includes 14,706 shares subject to options issued in respect of Dr. Anderson's service on the Board, issued under a share option agreement, and 10,000 shares subject to options issued under the 1996 Directors' Stock Plan, and excludes shares shown as held by the Travelers Indemnity Company and The Phoenix Insurance Company, as to which Dr. Anderson disclaims beneficial ownership.

(13) Mr. Gleberman is a partner of Goldman Sachs. Share data includes 10,000 shares subject to options issued under the 1996 Directors' Stock Plan and excludes shares held by The Goldman Sachs Group, L.P., as to which Mr. Gleberman disclaims beneficial ownership.

(14) Includes 14,706 shares subject to options granted in respect of Dr. Wescoe's service on the Board, issued under a share option agreement, and 10,000 shares subject to options issued under the 1996 Directors' Stock Plan.

(15) Includes 14,706 shares subject to options issued under a share option agreement, 12,255 shares subject to options issued under the 1992 Plan, and 10,000 shares subject to options issued under the 1996 Plan.

(16) Includes 55,147 shares subject to options issued under a share option agreement with the Company, and 4,902 shares subject to options issued under the 1992 Plan.

(17) Includes 9,804 shares subject to options issued under a share option agreement with the Company, and 9,804 shares subject to options issued under the 1992 Plan.

(18) Includes 9,804 shares subject to options issued under a share option agreement, and 7,353 shares subject to options issued under the 1992 Plan.

(19) Includes 2,451 shares subject to options issued under a share option agreement, and 2,450 shares subject to options issued under the 1992 Plan.

(20) Includes 58,824 shares subject to options issued pursuant to his employment agreement with the Company.

(21) Includes 4,902 shares subject to options issued under a share option agreement.

(22) Includes 24,510 shares subject to options issued under a share option agreement.

(23) Includes 4,902 shares subject to options issued under a share option agreement to Oppenheimer & Co., as nominee for Marshall Heinberg, a former director/consultant of the Company.

(24) Includes 9,804 shares subject to options issued under a share option agreement.

(25) Includes 14,706 shares subject to options issued under a share option agreement with the Company.

(26) Includes 49,020 shares subject to options issued pursuant to his employment agreement with the Company.

(27) Includes 1,470 shares subject to options issued under a share option agreement.

(28) Includes 58,823 shares subject to options issued pursuant to a share option agreement with the Company.

(29) Includes 5,637 shares subject to options issued under an option agreement.

         As the names and amounts of securities to be sold by additional Selling Security-Holders become known, the following information will be included in a prospectus supplement: the name and position(s) over the last three years with the Company of each Selling Security-Holders; the number of shares of Common Stock owned by each Selling Stockholder; the number of shares of Common Stock available to be acquired by each Selling Stockholder pursuant to the Plans and being registered for resale by the Selling Security-Holders; and the number of shares of Common Stock and the percentage, if 1% or more, of the total class of Common Stock outstanding to be beneficially owned by each Selling Security-Holders following the offering. Certain non-affiliates may use this Prospectus for reoffers and resales, each of whom may sell up to the lesser of 1,000 shares of Common Stock or 1% of the shares of Common Stock issuable under the Plans.


                          DESCRIPTION OF CAPITAL STOCK

         The following summary description of the Company's capital stock is qualified in its entirety by reference to the Company's Fourth Amended and Restated Certificate of Incorporation, as amended.

GENERAL

         As of September 30, 1996, there were 6,432,953 shares of Common Stock outstanding, which were held of record by approximately 219 stockholders and no shares of Preferred Stock were outstanding.

COMMON STOCK

         The holders of Common Stock are entitled to one vote per share on all matters to be voted upon by the stockholders. Subject to preferences that may be applicable to any outstanding preferred stock, the holders of Common Stock are entitled to receive ratably such dividends, if any, as may be declared from time to time by the Board of Directors out of funds legally available for that purpose. In the event of a liquidation, dissolution or winding up of the Company, the holders of Common Stock are entitled to share ratably in all assets remaining after payment of liabilities, subject to prior distribution rights of preferred stock if any, then outstanding. The Common Stock has no preemptive or conversion rights or other subscription rights. There are no redemption or sinking fund provisions applicable to the Common Stock. All outstanding shares of Common Stock are fully paid and non-assessable.

PREFERRED STOCK

         The Board of Directors has the authority, without further action by the stockholders, to issue shares of preferred stock in one or more series and to fix the rights, preferences and privileges thereof, including voting rights, terms of redemption, redemption prices, liquidation preferences, number of shares constituting any series or the designation of such series, without further vote or action by the stockholders. Although it presently has no intention to do so, the Board of Directors, without stockholder approval, could issue preferred stock with voting and conversion rights which could adversely affect the voting power of the holders of Common Stock.

         The Company's Fourth Amended and Restated Certificate of Incorporation, as amended, includes a provision that allows the Board of Directors to issue preferred stock in one or more series with such voting rights and other provisions as the Board of Directors may determine. This provision may be deemed to have a potential anti-takeover effect and the issuance of preferred stock in accordance with such provision may delay or prevent a change of control of the Company.

DELAWARE ANTI-TAKEOVER STATUTE

         The Company is subject to the provisions of Section 203 of the Delaware General Corporation Law which, subject to certain exceptions, prohibits a publicly held Delaware corporation from engaging in any "business combination" with any "interested stockholder" for a period of three years following the date of the transaction in which such stockholder became an interested stockholder, unless either (i) prior to the date such person becomes an interested stockholder, the Board of Directors approves either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder; (ii) upon consummation of the transaction which resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time of the consummation of such transaction, excluding for purposes of determining the number of shares outstanding those shares owned (a) by persons who are directors and also officers and (b) by employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or (iii) on or subsequent to the date such person becomes an interested stockholder, the business combination is approved by the Board of Directors and authorized at an annual or special meeting of stockholders, not by written consent, by the affirmative vote of at least two thirds of the outstanding voting stock which is not owned by the interested stockholder. A "business combination" includes a merger, asset sale, or other transaction resulting in a financial benefit to such interested stockholder. For purposes of Section 203, "interested stockholder" is a person who, together with affiliates and associates, owns (or within three years prior, did own) 15% or more of the corporation's voting stock.

TRANSFER AGENT AND REGISTRAR

         American Stock Transfer and Trust Company will act as transfer agent and registrar for the Common Stock.


                              PLAN OF DISTRIBUTION

         The Shares offered by this Prospectus may be sold from time to time by the Selling Security-Holders or by transferees thereof. No underwriting arrangements have been entered into by the Selling Security-Holders. The distribution of the Shares by the Selling Security-Holders may be effected in one or more transactions that may take place in the over-the-counter market, including ordinary broker's transactions, privately negotiated transactions, or through sales to one or more dealers for resale of such shares as principals, at prevailing market prices at the time of sale, prices related to prevailing market prices, or negotiated prices. Underwriter's discounts and usual and customary or specifically negotiated brokerage fees or commissions may be paid by a Selling Security-Holder in connection with sales of the Shares.

         In order to comply with certain state securities laws, if applicable, the Shares will be sold in such jurisdictions only through registered or licensed brokers or dealers. In certain states, the Shares may not be sold unless such Shares have been registered or qualified for sale in such state or an exemption from registration or qualification is available and is complied with.

         Under applicable rules and regulations under the Exchange Act, any person engaged in a distribution of the Shares may not simultaneously engage in market-making activities with respect to such Shares for a period of two or nine business days prior to the commencement of such distribution. In addition to, and without limiting, the foregoing, each of the Selling Security-Holders and any other person participating in a distribution will be subject to the applicable provisions of the Exchange Act and the rules and regulations thereunder, including, without limitation, Rules 10b-2, 10b-6, and 10b-7, which provisions may limit the timing of purchases and sales of any of the Shares by the Selling Security-Holders or any such other person. All of the foregoing may affect the marketability of the Shares. The Company will bear all expenses of the offering, except that the Selling Security-Holders will pay any applicable brokerage fees or commissions and transfer taxes.

                                 LEGAL MATTERS

         The validity of the Shares has been passed upon for the Company by Squadron, Ellenoff, Plesent & Sheinfeld, LLP, 551 Fifth Avenue, New York, New York 10176.

                                    EXPERTS

         The financial statements of the Company as of December 31, 1994 and 1995 and for the year ended March 31, 1994, the nine-month period ended December 31, 1994, the year ended December 31, 1995 and for the period from October 16, 1987 to December 31, 1995 incorporated in the Prospectus and the Registration Statement of which this Prospectus forms a part by reference to the Company's Prospectus dated March 19, 1996, filed with the Commission pursuant to Rule 424(b) under the Securities Act have been audited by Deloitte & Touche LLP, independent auditors, as stated in their report appearing therein (which report expresses an unqualified opinion and includes an emphasis of matter paragraph), and have been so included in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

============================================================   ==========================================================
 No  dealer,  salesman,  or   any  other  person  has  been
 authorized  to  give  any   information  or  to  make  any
 representation  not  contained   in  this  Prospectus   in
 connection with  the offering  made hereby, and,  if given
 or made,  such information  or representation must  not be
 relied  upon as  having  been authorized  by the  Company.                        _________________
 This Prospectus does  not constitute an offer  to sell, or
 a solicitation  of an offer to buy,  any of the securities
 offered hereby  in any jurisdiction to any  person to whom                            BIOFIELD
 it is unlawful  to make such  an offer or  solicitation in
 such   jurisdiction.   Neither   the   delivery   of  this                              CORP.
 Prospectus  nor any  sale made  hereunder shall  under any
 circumstances create any  implication that there  has been
 no  change in  the affairs of  the Company  since the date
 hereof  or   that  the  information  contained  herein  is
 correct as  of any  time  subsequent to  the dates  as  of
 which such information is furnished.



                    ____________________                                             COMMON STOCK

                      TABLE OF CONTENTS



                                                        Page
                                                        ----

 Available Information . . . . . . . . . . . . . . . .    2
 Incorporation of Certain Documents by Reference . . .    2                        _________________
 The Company . . . . . . . . . . . . . . . . . . . . .    3
 Risk Factors  . . . . . . . . . . . . . . . . . . . .    3                           PROSPECTUS
 Use of Proceeds . . . . . . . . . . . . . . . . . . .    8
 Selling Security-Holders  . . . . . . . . . . . . . .    8                        _________________
 Description of Capital Stock  . . . . . . . . . . . .   12
 Plan of Distribution  . . . . . . . . . . . . . . . .   13
 Legal Matters . . . . . . . . . . . . . . . . . . . .   14
 Experts . . . . . . . . . . . . . . . . . . . . . . .   14





                                                                                  DECEMBER 19, 1996
============================================================   ==========================================================

                                    PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


ITEM 3.  INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE


         Incorporated herein by reference and made a part of the Registration Statement are the following documents filed by the Company with the Commission:
(1) the Company's Prospectus dated March 19, 1996, filed with the Commission pursuant to Rule 424(b) under the Securities Act; (2) the Company's Quarterly Report on Form 10-Q for the three months ended March 31, 1996; (3) the Company's Quarterly Report on Form 10-Q for the three months ended June 30, 1996; (4) the Company's Quarterly Report on Form 10-Q for the three months ended September 30, 1996; (5) the Company's Current Report on Form 8-K dated July 3, 1996 and (6) the description of the Company's Common Stock contained in the Company's Registration Statement on Form 8-A filed with the Commission on February 26, 1996. All documents subsequently filed by the Company with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Prospectus and prior to the termination of the offering made hereby will be deemed to be incorporated by reference into this Prospectus and to be a part hereof from the date of filing of such documents.

         A copy of any and all of the information included in documents (but not exhibits thereto except to the extent exhibits have been incorporated in such documents) that have been incorporated by reference in this Prospectus but which are not delivered with this Prospectus will be provided by the Company without charge to any person to whom this Prospectus is delivered, upon the oral or written request of such person. Such requests should be directed to Biofield Corp., 1225 Northmeadow Parkway, Suite 120, Roswell, Georgia 30076,
Attention: Secretary.

ITEM 4.  DESCRIPTION OF SECURITIES

         Not Applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL

         The validity of the Common Stock issuable upon the exercise of options granted pursuant to the Plans will be passed upon by Squadron, Ellenoff, Plesent & Sheinfeld, LLP, 551 Fifth Avenue, New York, New York 10176.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

         Delaware General Corporation Law, Section 102(b)(7), subject to certain exceptions, enables a corporation in its original certificate of incorporation or an amendment thereto validly approved by stockholders to eliminate or limit personal liability of members of its Board of Directors for violations of a director's fiduciary duty of care. The Company's Fourth Amended and Restated Certificate of Incorporation, as amended includes the following language:

         "EIGHTH. Any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative (whether or not by or in the right of the Corporation) by reason of the fact that he is or was a director, officer, incorporator, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, incorporator, employee, partner, trustee, or agent of another corporation, partnership, joint venture, trust, or other enterprise (including an employee benefit plan), shall be entitled to be indemnified by the Corporation to the full extent then permitted by law against expenses (including counsel fees and disbursements), judgments, fines (including excise taxes assessed on a person with respect to an employee benefit plan), and amounts paid in settlement incurred by him in connection with such action, suit, or proceeding. Such right of indemnification shall inure whether or not the claim asserted is based on matters which antedate the adoption of this Article EIGHTH. Such right of indemnification shall continue as to a person who has ceased to be a director, officer, incorporator, employee, partner, trustee, or agent and shall inure to the benefit of the heirs and personal representatives of such a person. The indemnification provided by this Article EIGHTH shall not be deemed exclusive of any other rights which may be provided now or in the future under any provision currently in effect or hereafter adopted of the By-Laws by any agreement, by vote of stockholders, by resolution of disinterested directors, by provision of law, or otherwise.

         NINTH. No director of the Corporation shall be liable to the Corporation or any of its stockholders for monetary damages for breach of fiduciary duty as a director, provided that this provision does not eliminate the liability of the director (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL, or (iv) for any transaction from which the director derived an improper personal benefit. For purposes the prior sentence, the term "damages shall, to the extent permitted by law, include without limitation, any judgment, fine, amount paid in settlement, penalty, punitive damages, excise or other tax assessed with respect to an employee benefit plan, or expense of any nature (including, without limitation, counsel fees and disbursements). Each person who serves as a director of the Corporation while this Article NINTH is in effect shall be deemed to be doing so in reliance on the provisions of this Article NINTH, and neither the amendment or repeal of this Article NINTH, nor the adoption of any provision of this Certificate of Incorporation inconsistent with this Article NINTH, shall apply to or have any effect on the liability or alleged liability of any director or the Corporation for, arising out of, based upon, or in connection with any acts or omissions of such director occurring prior to such amendment, repeal, or adoption of an inconsistent provision. The provisions of this Article NINTH are cumulative and shall be in addition to and independent of any and all other limitations on or eliminations of the liabilities of directors of the Corporation, as such, whether such limitations or eliminations arise under or are created by any law, rule, regulation, by-law, agreement, vote of shareholders or disinterested directors, or otherwise.

         TENTH. Whenever a compromise or arrangement is proposed between this Corporation and its creditors or any class of them and/or between this Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of this Corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for this Corporation under the provisions of Section 291 of the DGCL or on the application of trustees in dissolution or of any receiver or receivers appointed for this Corporation under the provisions of Section 279 of the DGCL, order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this Corporation as a consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of this Corporation, as the case may be, and also on this Corporation."

         Delaware General Corporation Law, Section 145, permits a corporation organized under Delaware law to indemnify directors and officers with respect to any matter in which the director or officer acted in good faith and in a manner he reasonably believed to be not opposed to the best interests of the Company, and, with respect to any criminal action, had reasonable cause to believe his conduct was lawful.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED

         Not Applicable.

ITEM 8.  EXHIBITS

       4.1         Amended and Restated Certificate of Incorporation, as amended                    *
                   (Incorporated herein by reference to Exhibit 3.1 to the Company's
                   Registration Statement - File No. 333-00796 (the "IPO Registration
                   Statement").

       4.2         By-Laws (Incorporated herein by reference to Exhibit 3.2 to the IPO              *
                   Registration Statement).

       4.3         Biofield Corp. 1992 Employee Stock Incentive Plan (Incorporated herein
                   by reference to Exhibit 10.42 to the IPO Registration Statement).                *

       4.4         Biofield Corp. 1996 Stock Option Plan (Incorporated herein by
                   reference to Exhibit 10.43 to the IPO Registration Statement).                   *

       4.5         Biofield Corp. 1996 Stock Option Plan for Non-Employee Directors
                   (Incorporated herein by reference to Exhibit 10.44 to the IPO                    *
                   Registration Statement).

       4.6         Consulting Agreement between the Company and Richard J. Davies, M.D.,
                   dated January 1, 1994.  (Incorporated herein by reference to Exhibit             *
                   10.30 to the IPO Registration Statement).

       4.7         Employment Agreement between the Company and Mark L. Faupel, dated as
                   of October 1, 1992.  (Incorporated herein by reference to Exhibit                *
                   10.31 to the IPO Registration Statement).

       4.8         Addendum to Employment Agreement between the Company and Mark L.
                   Faupel, dated March 12, 1993.  (Incorporated herein by reference to              *
                   Exhibit 10.32 to the IPO Registration Statement).

       4.9         Addendum to Employment Agreement between the Company and Mark L.
                   Faupel, dated April 22, 1993.  (Incorporated herein by reference to              *
                   Exhibit 10.33 to the IPO Registration Statement).

       4.10        Addendum to Employment Agreement between the Company and Mark L.
                   Faupel, dated December 9, 1993.  (Incorporated herein by reference to            *
                   Exhibit 10.34 to the IPO Registration Statement).

       4.11        Amended and Restated Employment Agreement between the Company and
                   Michael R. Gavenchak, dated October 1, 1992. (Incorporated herein by             *
                   reference to Exhibit 10.35 to the IPO Registration Statement).

       4.12        Employment Agreement between the Company and Robert Yocher, dated June
                   4, 1993.  (Incorporated herein by reference to Exhibit 10.36 to the              *
                   IPO Registration Statement).

       4.13        Addendum to Employment Agreement between the Company and Robert
                   Yocher, dated December 9, 1993.  (Incorporated herein by reference to            *
                   Exhibit 10.37 to the IPO Registration Statement).

       4.14        Employment Agreement between the Company and Kenneth W. Anstey, dated
                   November 10, 1995.  (Incorporated herein by reference to Exhibit 10.38           *
                   to the IPO Registration Statement).

       4.15        Agreement between the Company and D. Carl Long, dated as of December
                   1, 1995.  (Incorporated herein by reference to Exhibit 10.39 to the              *
                   IPO Registration Statement).

       4.16        Bruce Allen Bach Severance Agreement and General Release between the             *
                   Company and Bruce Allen Bach, M.D., dated December 20, 1995.
                   (Incorporated herein by reference to Exhibit 10.40 to the IPO
                   Registration Statement).

       4.17        Form of Share Option Agreement between the Company and each of the following: James Anderson, Carole Baraldi, Loredana Bologna, David M.
                   Long, Jr., M.D., Bridgit Chiappetta-Mistretta, Isabel Miner, Seth
                   Nathanson, Oppenheimer & Co., Theodore Pincus, Rosemarie
                   Reinman, John C. Rodowski, Laura J. Stein, Kenneth S. Warren,
                   M.D. and W. Clark Wescoe, M.D.

       4.18        Form of Share Option between the Company and each of the following:
                   Burke T. Barrett, Martin H. Lindenberg, M.D., John D.
                   Stephens, and Linda Thompson.

       4.19        Form of Share Option Agreement between the Company and each of the following: Debra A. Dow and Gordon J. Dow.

       4.20        Form of share Option Agreement between the Company and each of the following: Mario Martinez and Timothy G. Roche.

        5          Opinion of Squadron, Ellenoff, Plesent & Sheinfeld, LLP dated December
                   18, 1996.

       23.1        Consent of Squadron, Ellenoff, Plesent & Sheinfeld, LLP (included in
                   Exhibit 5).

       23.2        Consent of Deloitte & Touche LLP

        24         Power of Attorney (included on the signature page hereof).


____________________

* Incorporated by Reference

ITEM 9.  UNDERTAKINGS

         (a)     The undersigned registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                 (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

                 (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

                 (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

         Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

         (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Roswell, State of Georgia, on the 18th day of December, 1996.

                                              BIOFIELD CORP.

                                              By: /s/ Kenneth W. Anstey
                                                  ------------------------
                                                  Kenneth W. Anstey
                                                  President

                               POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Michael R. Gavenchak and Timothy G. Roche, or any one of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place, and stead, in any and all capacities, to sign any and all pre- or post-effective amendments to this Registration Statement, and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or their or his substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.



         SIGNATURE                                                TITLE                           DATE
         ---------                                                -----                           ----
    /s/ Kenneth W. Anstey                            Chief Executive Officer,               December 18, 1996
--------------------------------------------         President and Director
          Kenneth W. Anstey                          (Principal Executive Officer)

    /s/ Timothy G. Roche                             Director of Finance                    December 18, 1996
--------------------------------------------         and Corporate Controller
          Timothy G. Roche

    /s/ C. Leonard Gordon                            Director                               December 18, 1996
--------------------------------------------
          C. Leonard Gordon

    /s/ D. Carl Long                                 Director                               December 18, 1996
--------------------------------------------
          D. Carl Long


--------------------------------------------         Director                               December 18, 1996
          James B. Anderson, Ph.D.

    /s/ Joseph H. Gleberman                          Director                               December 18, 1996
--------------------------------------------
          Joseph H. Gleberman

    /s/ W. Clarke Wescoe, M.D.                       Director                               December 18, 1996
--------------------------------------------
          W. Clarke Wescoe, M.D.

ITEM 8.  EXHIBITS

       4.1         Amended and Restated Certificate of Incorporation, as amended                    *
                   (Incorporated herein by reference to Exhibit 3.1 to the Company's
                   Registration Statement - File No. 333-00796 (the "IPO Registration
                   Statement").

       4.2         By-Laws (Incorporated herein by reference to Exhibit 3.2 to the IPO              *
                   Registration Statement).

       4.3         Biofield Corp. 1992 Employee Stock Incentive Plan (Incorporated herein
                   by reference to Exhibit 10.42 to the IPO Registration Statement).                *

       4.4         Biofield Corp. 1996 Stock Option Plan (Incorporated herein by
                   reference to Exhibit 10.43 to the IPO Registration Statement).                   *

       4.5         Biofield Corp. 1996 Stock Option Plan for Non-Employee Directors
                   (Incorporated herein by reference to Exhibit 10.44 to the IPO                    *
                   Registration Statement).

       4.6         Consulting Agreement between the Company and Richard J. Davies, M.D.,
                   dated January 1, 1994.  (Incorporated herein by reference to Exhibit             *
                   10.30 to the IPO Registration Statement).

       4.7         Employment Agreement between the Company and Mark L. Faupel, dated as
                   of October 1, 1992.  (Incorporated herein by reference to Exhibit                *
                   10.31 to the IPO Registration Statement).

       4.8         Addendum to Employment Agreement between the Company and Mark L.
                   Faupel, dated March 12, 1993.  (Incorporated herein by reference to              *
                   Exhibit 10.32 to the IPO Registration Statement).

       4.9         Addendum to Employment Agreement between the Company and Mark L.
                   Faupel, dated April 22, 1993.  (Incorporated herein by reference to              *
                   Exhibit 10.33 to the IPO Registration Statement).

       4.10        Addendum to Employment Agreement between the Company and Mark L.
                   Faupel, dated December 9, 1993.  (Incorporated herein by reference to            *
                   Exhibit 10.34 to the IPO Registration Statement).

       4.11        Amended and Restated Employment Agreement between the Company and
                   Michael R. Gavenchak, dated October 1, 1992. (Incorporated herein by             *
                   reference to Exhibit 10.35 to the IPO Registration Statement).

       4.12        Employment Agreement between the Company and Robert Yocher, dated June
                   4, 1993.  (Incorporated herein by reference to Exhibit 10.36 to the              *
                   IPO Registration Statement).

       4.13        Addendum to Employment Agreement between the Company and Robert
                   Yocher, dated December 9, 1993.  (Incorporated herein by reference to            *
                   Exhibit 10.37 to the IPO Registration Statement).

       4.14        Employment Agreement between the Company and Kenneth W. Anstey, dated
                   November 10, 1995.  (Incorporated herein by reference to Exhibit 10.38           *
                   to the IPO Registration Statement).

       4.15        Agreement between the Company and D. Carl Long, dated as of December
                   1, 1995.  (Incorporated herein by reference to Exhibit 10.39 to the              *
                   IPO Registration Statement).

       4.16        Severance Agreement and General Release between the Company and Bruce            *
                   Allen Bach, M.D., dated December 20, 1995.  (Incorporated herein by reference to Exhibit 10.40 to the IPO Registration Statement).

       4.17        Form of Share Option Agreement between the Company and each of the following: James Anderson, Carole Baraldi, Loredana Bologna, David M.
                   Long, Jr., M.D., Bridgit Chiappetta-Mistretta, Isabel Miner, Seth
                   Nathanson, Oppenheimer & Co., Theodore Pincus, Rosemarie Reinman, John C.
                   Rodowski, Laura J. Stein, Kenneth S. Warren, M.D. and W. Clark Wescoe, M.D.

       4.18        Form of Share Option between the Company and each of the following:
                   Burke T. Barrett, Martin H. Lindenberg, M.D., John D. Stephens and Linda
                   Thompson.

       4.19        Form of Share Option Agreement between the Company and each of the following: Debra A. Dow and Gordon J. Dow.

       4.20        Form of Share Option Agreement between the Company and each of the following: Mario Martinez and Timothy G. Roche.

        5          Opinion of Squadron, Ellenoff, Plesent & Sheinfeld, LLP dated December
                   18, 1996.

       23.1        Consent of Squadron, Ellenoff, Plesent & Sheinfeld, LLP (included in
                   Exhibit 5).

       23.2        Consent of Deloitte & Touche LLP

        24         Power of Attorney (included on the signature page hereof).


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* Incorporated by Reference





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